As filed with the Securities and Exchange Commission on July 5, 2000
                                                           Registration No. 333-

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                               LANTE CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

               Delaware                                   36-3322393
     (State or Other Jurisdiction           (I.R.S. Employer Identification No.)
    of Incorporation or Organization)

          161 North Clark Street, Suite 4900, Chicago, Illinois 60601
           (Address of Principal Executive Offices)       (Zip Code)

         Lante Corporation Amended and Restated 1998 Stock Option Plan
                  Lante Corporation 2000 Stock Purchase Plan
              Employment Agreement Listed on Attached Schedule I
                           (Full Title of the Plans)

                                C. Rudy Puryear
                     President and Chief Executive Officer
         161 North Clark Street, Suite 4900, Chicago, Illinois 60601
                    (Name and Address of Agent for Service)
                                 (312) 696-5000
         (Telephone Number, Including Area Code, of Agent for Service)

                                  Copies to:
                           Kevin E. Slaughter, Esq.
                              Katten Muchin Zavis
                      525 West Monroe Street, Suite 1600
                         Chicago, Illinois 60661-3693
                                (312) 902-5200

                              __________________

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                         Proposed Maximum    Proposed Maximum
                                                        Amount To Be      Offering Price    Aggregate Offering     Amount Of
 Title Of Securities To Be Registered                  Registered (1)        Per Share            Price          Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
common stock, $0.01 par value
 (Stock Option Plan)                                  15,000,000 shares            (2)      $ 206,382,765(2)        $  54,485
----------------------------------------------------------------------------------------------------------------------------------
common stock, $0.01 par value
 (2000 Stock Purchase Plan)                              800,000 shares      $21.57(3)      $  17,256,000(3)        $   4,556
----------------------------------------------------------------------------------------------------------------------------------
common stock, $0.01 par value
(Employment Agreement)                                 2,400,000 shares      $21.57(3)      $  51,768,000(3)        $  13,667
----------------------------------------------------------------------------------------------------------------------------------
                Total                                 18,200,000 shares          --                    --           $  72,708
==================================================================================================================================


    (1) This registration statement also covers an indeterminate number of shares of Lante Corporation common stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
    (2) Based upon (i) the weighted average exercise price of $6.57 per share for currently outstanding options to purchase 7,811,149 shares of Common Stock granted under this plan and (ii) the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on June 27, 2000, which was $21.57, with respect to 7,188,851 shares of Common Stock which may be granted under this plan. These amounts are used solely for the purpose of calculating the registration fee pursuant to Rules 457(h)(1) and 457(c) under the Securities Act.
    (3) Based on the average of the high and low sales prices of the common stock as reported on the Nasdaq National Market on June 27, 2000. These amounts are used solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

================================================================================

                                  SCHEDULE I
                                  ----------

Employment Agreement between Lante Corporation and C. Rudy Puryear dated June 16, 1999.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of Form S-8 is currently included in the prospectuses for the Lante Corporation Amended and Restated 1998 Stock Option Plan and the Lante Corporation 2000 Stock Purchase Plan, and is not being filed with, or included in, this Form S-8 in accordance with the rules and regulations of the SEC.

     The following prospectus filed as part of this registration statement has been prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C to Form S-8, may be used for reofferings and resales of shares of the Company's common stock, par value $.01 per share, previously acquired by the selling stockholders listed on the table under "Selling Security Holders."

                               LANTE CORPORATION

                       2,400,000 SHARES OF COMMON STOCK

                            161 North Clark Street
                                  Suite 4900
                            Chicago, Illinois 60601
                                (312) 696-5000


     This prospectus relates to up to 2,400,000 shares of common stock, par value $.01 per share, of Lante Corporation which may be offered by the selling security holders listed herein under the caption "Selling Security Holders" and any other person who obtains the right to sell shares hereunder.

     The 2,400,000 shares of common stock covered by this prospectus may be offered by the selling security holders from time to time in transactions on the Nasdaq Stock Market's National Market, at prices and terms then obtainable, through negotiated transactions at negotiated prices, or through underwriters, broker-dealers or otherwise; there is, however, no commitment to sell any of these shares. The amount of shares offered will be determined from time to time by the selling security holders in their sole discretion. The Company will not receive any part of the proceeds of any sales made hereunder. Any brokers' commissions, discounts, or other underwriters' compensation will be paid by the selling security holders.

     The selling security holders, and the broker-dealers through whom sales may be made, may, the Company not so conceding, be deemed to be underwriters under the Securities Act and any commissions paid or any discounts or concessions allowed to such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Company's common stock is traded on the Nasdaq National Market under the symbol "LNTE." On June 28, 2000, the closing price of the common stock on the Nasdaq National Market was $23.75 per share.


             NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY
               STATE COMMISSION HAS APPROVED OR DISAPPROVED THESE
                   SECURITIES OR PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS.  ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                  The date of this prospectus is July 5, 2000

                               TABLE OF CONTENTS

                                                                        PAGE
Available Information..................................................  I-2

Incorporation of Certain Documents by Reference........................  I-3

Selling Security Holders...............................................  I-4

Plan of Distribution...................................................  I-5

Description of Capital Stock...........................................  I-5

Legal Matters..........................................................  I-5

     No person has been authorized to give any information or to make any representation, other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or the selling security holders. Neither the delivery of this prospectus nor any sale made through its use shall imply that there has been no change in the affairs of the Company since the date hereof.

                             AVAILABLE INFORMATION

     The Company is subject to certain of the informational requirements of the Exchange Act, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and are also available for inspection and copying at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates by mail addressed to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Reports and other information concerning the Company can also be inspected. The Commission maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that submit electronic filings to the Commission. The Company's common stock is listed on the Nasdaq National Market, and reports, proxy and information statements and other information concerning the Company may also be inspected at offices of the Nasdaq Stock Market, 20 Broad Street, New York, New York 10005.

     The Company has filed a registration statement on Form S-8 under the Securities Act with the Commission with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this prospectus omits certain information contained in the registration statement. The registration statement, including the exhibits and schedules thereto, may be inspected and copied in the manner and at the sources described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Commission, are incorporated herein by reference and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999;

     (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000;

     (c) The description of the Company's common stock in the Company's Registration Statement on Form 8-A filed on January 5, 2000 pursuant to the Securities Exchange Act of 1934, and all subsequent amendments and reports filed for the purpose of updating the description;

     (d) The Company's Registration Statement on Form S-1 (Reg. No. 333-92373) and all amendments thereto; and

     (e) The Company's 462(b) Registration Statement (Reg. No. 333-301000) and all amendments thereto.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in the documents incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Copies of all documents incorporated herein by reference other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein) will be provided without charge to each person who receives a copy of this prospectus upon written or oral request to the Company's principal executive offices at: Lante Corporation, 161 North Clark Street, Suite 4900, Chicago, Illinois 60601, Attention: Investor Relations Manager (telephone: (312) 696-5000).

                           SELLING SECURITY HOLDERS

     The following table sets forth information concerning the beneficial ownership of our common stock as of June 28, 2000 and as adjusted to reflect the sale of shares of our common stock from time-to-time under this prospectus by each selling stockholder. All information with respect to beneficial ownership has been furnished by the respective stockholders. On June 30, 1999, Mr. C. Rudy Puryear, the president, chief executive officer and a director of the Company, purchased 2,400,000 shares of our common stock pursuant to his employment agreement. This registration statement covers all of these shares. As of the date of this prospectus, 600,000 of those shares are fully vested, including 105,000 shares that Mr. Puryear previously transferred via gift to various family members and related trusts. The mailing address of each of the shareholders named in the table is: c/o Lante Corporation, 161 North Clark Street, Suite 4900, Chicago, Illinois 60601.

                                     Beneficial Ownership                                   Beneficial Ownership After the
                                 Prior to the Offering/(1)/(2)/                                   Offering/(1)/(2)/
                              ----------------------------------        Number of        ---------------------------------
                                 Number of                            Shares Being           Number of
Name and Address                   Shares             Percent           Offered              Shares             Percent
-------------------------     -----------------     ------------    -----------------    -----------------    ------------
C. Rudy Puryear                   2,445,500/(3)/         6.2%            2,295,000               45,500              *
Louis A. Arbutti/(4)/                 5,400                *                 5,000                  400              *
Robert A. Arbutti/(5)/                5,000                *                 5,000                    0              *
Bobby L. Puryear/(6)/                 5,000                *                 5,000                    0              *
James D. Puryear/(7)/                 5,000                *                 5,000                    0              *
Hazel D. Puryear/(8)/                 5,000                *                 5,000                    0              *
Christopher S. Puryear
Revocable Trust/(9)/                 20,000                *                20,000                    0              *
Michael A. Puryear
Revocable Trust/(10)/                20,000                *                20,000                    0              *
Shanna M. Foster
Revocable Trust/(11)/                20,000                *                20,000                    0              *
Victoria E. Foster
Revocable Trust/(12)/                20,000                *                20,000                    0              *

________________________________
 *     Less than 1%
/(1)/ Except as otherwise indicated below, beneficial ownership means the sole power to vote and dispose of shares.
/(2)/  Based on 39,502,770 shares of our common stock outstanding as of June
       28, 2000.
/(3)/ Includes 80,000 shares in the aggregate held by trusts for the benefit of family members, of Mr. Puryear, which also are covered by this prospectus and described above. Mr. Puryear disclaims beneficial ownership of these 80,000 shares.
/(4)/  Louis A. Arbutti is the brother-in-law of C. Rudy Puryear.
/(5)/  Robert A. Arbutti is the brother-in-law of C. Rudy Puryear.
/(6)/  Bobby L. Puryear is the brother of C. Rudy Puryear.
/(7)/  James D. Puryear is the brother of C. Rudy Puryear.
/(8)/  Hazel D. Puryear is the mother of C. Rudy Puryear.
/(9)/  Christopher S. Puryear is the son of C. Rudy Puryear.
/(10)/ Michael A. Puryear is the son of C. Rudy Puryear.
/(11)/ Shanna M. Foster is the step-daughter of C. Rudy Puryear.
/(12)/ Victoria E. Foster is the step-daughter of C. Rudy Puryear.

                             PLAN OF DISTRIBUTION

     The Company will receive no proceeds from this offering. The securities offered hereby may be sold by a selling security holder acting as a principal for his, her or its own account through market transactions on the Nasdaq National Market, in one or more negotiated transactions at negotiated prices, or otherwise. The sale of such securities may be offered to or through underwriters, brokers or dealers, and such underwriters, brokers or dealers may receive compensation in the form of underwriting discounts, commissions or concessions from such selling security holder and/or the purchasers of the securities for whom they act as agent. A selling security holder and any underwriters, brokers or dealers that participate in the distribution of his, her or its securities may, the Company not so conceding, be deemed to be underwriters and any compensation received by them and any provided pursuant to the sale of the securities by them might be deemed to be underwriting discounts and commissions under the Securities Act. In order to comply with certain states' securities laws, if applicable, the securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless the securities have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with. This prospectus also may be used, with the Company's consent, by other persons acquiring shares and who wish to offer and sell such shares under circumstances requiring or making desirable its use. The number of shares to be reoffered or resold using this prospectus may not exceed the amount specified in Rule 144(e) of the Securities Act during any three-month period. Therefore, during any three month period, this prospectus may only be used to sell a number of shares that does not exceed the greater of: (a) one percent of the number of shares of our common stock then outstanding; or (b) the average weekly trading volume of our common stock on the Nasdaq National Market during the four calendar weeks preceding any sale. Additionally, all of the securities held by the selling security holders offered hereby have been pledged as collateral with respect to a loan made by the Company to C. Rudy Puryear. Until such shares have been released from the pledge, they cannot be sold, transferred otherwise disposed of without the Company's prior written consent.

                         DESCRIPTION OF CAPITAL STOCK

     Not applicable.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the shares of common stock offered hereby have been passed upon for the Company by Katten Muchin Zavis, Chicago, Illinois.


                                  *    *    *

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the registrant with the SEC are incorporated by reference in this registration statement:

     (a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

     (b) The registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000;

     (c) The description of the registrant's common stock in the registrant's Registration Statement on Form 8-A filed on January 5, 2000 pursuant to the Securities Exchange Act of 1934, and all subsequent amendments and reports filed for the purpose of updating the description;

     (d) The registrant's Registration Statement on Form S-1 (Reg. No. 333-92373) and all amendments thereto; and

     (e) The registrant's 462(b) Registration Statement (Reg. No. 333-301000) and all amendments thereto.

     In addition, all documents that the registrant files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and before the filing of a post-effective amendment indicating that all securities offered pursuant to this registration statement have been sold or deregistering all the securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be part of this registration statement from the date of filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

     The registrant will provide without charge to each person who has received a copy of any prospectus to which this registration statement relates, upon the written or oral request of that person, a copy of any or all the documents that have been or may be incorporated by reference into this registration statement, other than exhibits to those documents, unless the exhibits are incorporated by reference in those documents. Written requests for copies should be directed to the registrant's principal executive offices at 161 North Clark Street, Suite
4900, Chicago, Illinois 60601, Attention:   Investor Relations Manager.
Telephone requests for copies should be directed to the registrant's Investor Relations Manager at (312) 696-5000.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The registrant's certificate of incorporation provides that the registrant shall indemnify its directors to the full extent permitted by the General Corporation Law of the State of Delaware and may indemnify its officers and employees to such extent, except that the registrant shall not be obligated to indemnify any such person (1) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (2) for any amounts paid in settlement of an action indemnified against by the registrant without the prior written consent of the registrant. The registrant has entered into indemnity agreements with each of its directors and executive officers. These agreements may require the registrant, among other things, to indemnify such directors or executive officers against certain liabilities that may arise by reason of their status or service as directors or executive offices, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' liability insurance if available on reasonable terms. The registrant has also obtained directors' and officers' liability insurance.

     In addition, the registrant's certificate of incorporation provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (4) for any transaction from which the director derives an improper personal benefit.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

Item 7.  Exemption from Registration Claimed.

     On June 30, 1999, the registrant issued 2,400,000 shares of common stock to
C. Rudy Puryear for a purchase price of $3,228,000. Exemption from registration for this transaction was claimed pursuant to Section 4(2) of the Securities Act of 1933 regarding transactions made by the issuer not involving a public offering.

Item 8.  Exhibits and Financial Statement Schedules.

     (a)  Exhibits

          4*     Specimen stock certificate representing common stock

          5** Opinion of Katten Muchin Zavis as to the legality of the securities being registered (including consent)

          10.1*  Registrant's Amended and Restated 1998 Stock Option Plan

          10.2*  Registrant's 2000 Stock Purchase Plan

          10.6* Employment Agreement between Registrant and C. Rudy Puryear, dated June 16, 1999

          23.1**  Consent of PricewaterhouseCoopers LLP

          23.2** Consent of Katten Muchin Zavis (contained in its opinion filed as Exhibit 5 hereto)

          24**    Power of Attorney (see signature page)

     ____________________
      * Previously filed as an Exhibit to the registrant's Registration Statement on Form S-1 (Reg. No. 333-92373) and incorporated herein by reference.
     **   Filed herewith.


Item 9.  Undertakings.

     1.  The registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the registrant's directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 29th day of June, 2000.

                              LANTE CORPORATION

                              By:  /S/ C. Rudy Puryear
                                   -------------------------------------------

                                   President and Chief Executive Officer



                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints
C. Rudy Puryear and Brian Henry, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the SEC under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on June 29, 2000.



                 SIGNATURE                           TITLE
                 ---------                           -----

          /S/ MARK TEBBE               Chairman of the Board of Directors
--------------------------------
              Mark Tebbe

          /S/ C. RUDY PURYEAR          Chief Executive Officer, President and
--------------------------------
              C. Rudy Puryear          Director (Principal Executive Officer)

          /S/ BRIAN HENRY              Executive Vice President, Chief Financial
--------------------------------
              Brian Henry              Officer (Principal Financial Officer)

          /S/ WILLIAM J. DAVIS         Controller (Principal Accounting Officer)
--------------------------------
              William J. Davis

          /S/ PAUL CARBERY             Director
--------------------------------
              Paul Carbery

          /S/ JAMES COWIE              Director
--------------------------------
              James Cowie

          /S/ JUDITH HAMILTON          Director
--------------------------------
              Judith Hamilton

          /S/ JOHN KRAFT               Director
--------------------------------
              John Kraft

          /S/ JOHN LANDRY              Director
--------------------------------
              John Landry

          /S/ JOHN OLTMAN              Director
--------------------------------
              John Oltman

          /S/ PAUL YOVOVICH            Director
--------------------------------
              Paul Yovovich

                               INDEX TO EXHIBITS



  Exhibits                                Description
------------   ----------------------------------------------------------------


     4*        Specimen stock certificate representing common stock

     5** Opinion of Katten Muchin Zavis as to the legality of the securities being registered (including consent)

     10.1*     Registrant's Amended and Restated 1998 Stock Option Plan

     10.2*     Registrant's 2000 Stock Purchase Plan

     10.6*     Employment Agreement between Registrant and C. Rudy Puryear

     23.1**    Consent of PricewaterhouseCoopers LLP

     23.2** Consent of Katten Muchin Zavis (contained in its opinion filed as Exhibit 5 hereto)

     24**      Power of Attorney (see signature page)

     _________________________
      *Previously filed as an Exhibit to the registrant's Registration Statement on Form S-1 (Reg. No. 333-92373) and incorporated herein by reference. **Filed herewith.